Exhibit 10.7

[Free Translation from Hebrew]

State of Israel
Ministry of Trade and Industry
Industrial Research and Development Administration
Office of Chief Scientist

Jerusalem, 01-28-2010

Letter of Approval Number: 41737
(Fiscal regulation: 38020101)
Group: 13

To
Silenseed Ltd.
Hadassa Ein-Karem – Terapia Geneti
Jerusalem 91120

Letter of Approval

1.
We hereby inform you that the research committee, by virtue of its authority according to Article 17 of the Law for the Encouragement of Research and Development in the Industry, 5744-1984 (hereinafter: the “R&D Law”), has resolved in its meeting on 06/09/2009 to approve the program as submitted by you on 03/18/2009, which subject matter is:

a.	Subject of approved program: Heat and radiation free sterilization of siRNA – SP Eurostars.

b.	Performing the approved program: Silenseed Ltd.

Registration Number: 514207778
(hereinafter – the “Approved Program”)

2.
a. The research and development expenses approved for the performance of the approved program will be in an amount of up to: NIS250,000.
In words: Two Hundred Fifty Thousand NIS.
b. The rate of grant approved is 60% of the development expenses (addition with respect to a national priority zone A/ line of confrontation), which is up to an amount of NIS 150,000.
In words: One Hundred Fifty Thousand NIS.

3.	The approval is conditioned upon fulfillment of the provisions of the law, regulations, rules and procedures promulgated thereunder and subject to the following terms:

a.	The approved program will be performed as detailed in your request within a period of 12 months – commencing 01/01/2010 and until 12/31/2010 (hereinafter: the “Performance Period”).

b.
(1) You must inform the Office of the Chief Scientist about every change in the control of the recipient of the grant in the company’s shares and/or in one of the following controlling means: (a) the right to vote in the company’s general meetings; (b) the right to appoint directors in the company; (c) the right to participate in the company’s profits.
(2) Transferring any percentage of the controlling means stated in subsection (1) to a non-Israeli resident or to a foreign company, which make the non-Israeli resident or foreign company an interested party as defined in the Securities Law, 1968, requires notification to Office of the Chief Scientist and a written undertaking of the non-Israeli resident or the foreign company to the R&D Law.
The letter of approval shall be signed in the form existing in the office of the Chief Scientist and in the website of the Ministry of Industry, Trade and Employment.

c.
Additional terms:

This letter of approval is temporary and will be valid until its replacement by a permanent letter of approval for the "Eurotars" program.

The programs financing is partially made by the "Eurostars" program which receives funding for this purpose from the Seventh Framework Program.

Royalties will be paid from all revenues made from products sterilized by ozone based technology.

d.	See the appendix in the matter of intellectual property.

e.	In the event of pledging the company’s assets to an Israeli bank against credit, the company must ensure that the pledge shall be subject to the R&D Law.

f.	If the plan is connected to an agreement with an academic institution or an academic implementation company, the company must ensure that the agreement is subject to the provisions of the R&D Law.

Sincerely,

/s/ Dr. Eli Ofer
Dr. Eli Ofer The Chief Scientist

Attached:

1.	Budget breakdown appended to the letter of approval.
2.	Letter of commitment.
3.	Rules determined by the research committee for the performance of the provisions of the Law.
4.	Letter of approval intellectual property appendix.

[Free Translation from Hebrew]

State of Israel
Ministry of Trade and Industry
Industrial Research and Development Administration
Office of Chief Scientist / Office Controller

Jerusalem, 01-28-2010

To:
Silenseed Ltd.
Hadassa Ein-Karem – Terapia Geneti
Jerusalem 91120

Budget Appendix with respect to Research and Development File Number 41737
Appendix to Letter of Approval

Subject to the letter of approval signed by the Chief Scientist from 01/28/2010 and following the decision of the research committee pursuant to Article 17(c) from 06/09/2009 with respect to research and development file which number is 41737

Subject of approved program: Heat and radiation free sterilization of siRNA – SP Eurostars.

and performed by Silenseed Ltd.

Period of research: from 01/01/2010 until 12/31/2010

The office’s budget commitment in an amount of up to NIS 150,000 is hereby approved for the performance of research and development expenses for the approved program.

/s/	/s/
Vice Chief Scientist	Office controller, the Ministry of Industry, Trade and Employment

[Summary Translation from Hebrew]

This page forms an integral part of the letter of approval

Details of the budget for research and development in the matter of: Heat and radiation free sterilization of siRNA
Performance period commencing 01/01/2010 until 12/31/2010

Budget page version 1.1

Request date

Date of latest update 07/23/2009

File number:	41737
Preparation Date:	07/23/2009
Company	Silenseed
Company Number	6378

A. Human Resources
Total Human Resources	107,885

B. Materials and consumable tools
Total Materials	64,553

C. Subcontractors
Total Subcontractors	77,552

Total in NIS 250,000
Grant 60% 150,000

Notes:

A. The person performing the research shall be entitled to payments only with respect to expenses made and registered in a special account (including registration of work hours of the researchers working in this research), and in accordance with the budget instructions of the Office of the Chief Scientist at the Ministry of Trade and Employment.

B. This budget page is in effect only after signing the letter of approval

Signature:

/s/ David Lavie	/s/ Silenseed Ltd.
Office	Company	Date

[Free Translation from Hebrew]

 Silenseed Ltd.
Number at the registrar of companies: 514207778

Date: 01.20.10
Company: 6378

To
Industrial Research and Development Administration, Office of Chief Scientist
Ministry of Industry, Trade and Employment
5 Bank Israel, PO Box 3166
Jerusalem

Dear Sir,

Re: Undertaking Letter and Notice re Commencement of Performance of Approved R&D Plan
Subject: Heat and radiation free sterilization of siRNA – SP Eurostars.

File Number: 41737

We hereby inform you that we commenced performing the approved plan, according to the referenced approval letter on 01.05.09.

1.	We declare and undertake to comply with all the provisions of the Law for the Encouragement of Research and Development in Industry 5744-1984 (hereinafter the “Law”), and including:

a.
The obligation not to transfer to another the knowledge, the rights on the knowledge and the manufacturing rights deriving from the research and development without the approval of the research committee.

b.
To pay royalties and file all reports according to the Law and the Regulations for the Encouragement of Research and Development in Industry (Rate of Royalties and Rules for their Application), 5756-1996 (hereinafter the “Royalties Regulations”) and the procedures of the Industrial Research and Development Administration (hereinafter the “Administration”).

2.
We declare that we have read all instructions and procedures for financial reporting for R&D purposes and we will comply with them, including in connection with the computerized system for the reporting on hours in assignment to tasks.

3.	We consent to the attribution of this file numbered: 41737 to plan 41272 Subject: siRNA – Gene Therapy treatment for Pancreatic Cancer.

4.	Additional undertakings:

a. It has been brought to our attention that the amended royalties which were published in the "5759 regulations" dated 03/12/1998, Page 110 (File 5359). According to the amendment stated above, the research grants shall be linked to the dollar and bear yearly interest at the rate of LIBOR.
b. Royalties shall be paid from revenues received from products which have been sterilized in an ozone based technology.
c. We have been notified, and have approved with signature, that this undertaking may be replaced with an updated document that corresponds to the Eurostars program.

5.
We hereby declare that we have separated and distinguished account/s in the framework of our financial bookkeeping for the purpose of performing this plan. The recordings made in the account/s are direct, chronological, primary, systematic and only according to documentation.

6.	We hereby declare that we are aware that the referenced grant shall be paid subject to the terms of the approval and according to the Administration’s procedures.

7.
The attached budget, including its details, terms and appendices constitutes a binding framework. Expenses deviating from this detailed framework will not be recognized, unless under the approval of the Administration.

8.	Procedures:

a.	The company shall not be entitled to advancement, and all payments shall be in accordance with the financial report.

b.
Any additional payment shall be executed according to a detailed financial report which corresponds to the Administration’s procedures. Payment shall be made after review of the aforesaid report. The grant’s recipient is obliged to file a financial report once every three months and a technical report at least once every half a year, and this on the Administration’s forms or in the same format.

c.
The truthfulness of the financial report shall be confirmed by an authorized representative of the company, and documents witnessing actual payments to subcontractors shall be attached, if such expense is reported.

d.
Any payment with respect to the approved grant shall be considered as advanced payment only until the approval of the final report. Until the final report, no more than 90% (including ongoing advancements) shall be paid from the lower of the budgeted grant or the expense in the financial report. The remaining balance shall be paid only following receipt of a final financial report and a final technical report together with confirmation from an accountant on behalf of the company. The payment shall be made following examination of the reports by representatives of the Administration.

e.
The company’s books of accounts, including the company’s balance sheets, shall be open for review of the Administration during a period of 7 years from the commencement of performance of the approved plan, or 6 years from filing the final financial report, the later of the two.

f.	The Administration will have the right to set off any sum due from the recipient of the support out of grant approved hereby.

g.
The grant’s recipient is not entitled to stop performing the plan without the prior written approval from the head of the Administration. If the plan is ceased without such approval, the Administration may and shall be entitled to demand the return of the grant plus interest and linkage differentials in accordance with the law.

h.
The grant’s recipient is obligated to file a final financial report approved by an accountant on its behalf in a format acceptable to the Office of the Chief Scientist and a final technical report to the approved plan, no later than 3 months from the date of completion of the approved plan.

i.	The Administration is entitled to demand additional technical reports at any time.

j.	An expense shall not be recognized unless the consideration therefor is paid, except overhead in salaries item.

k.	In the final financial report only expenses accumulated during the approved research period and paid no later than 60 days from its termination shall be recognized.

l.	The Administration may demand interest and linkage differentials as provided by law on any sum due to it from the recipient of the grant.

9.	The abovementioned terms do not derogate from any statute and law applicable to the grant for this file.

10.
We hereby undertake to comply with intellectual property laws as shall be practiced in Israel from time to time, and we consent that if we are convicted for violation of any of the intellectual property laws the Administration shall be entitled to retrospectively terminate any benefit granted by you, including grant, loan, benefit or any other financial advantage, or any part of such benefit, and demand their repayment including interest and linkage differentials, according to the law.

Signature confirmation for the company

The undersigned accountant Moshe Cohen hereby confirms that Silenseed Ltd. is lawfully registered in Israel; that Mr. Amotz Shemi has signed this agreement on its behalf, has signed it before me and is authorized to do so on its behalf; that his signature on this agreement binds the company.

1/20/10	/s/ Moshe Cohen
Date	Signature and stamp

/s/ Amotz Shemi	Amotz Shemi	CEO	Silenseed Ltd.

Signature	Name	Position	Company’s stamp

[Free Translation from Hebrew]

State of Israel
Ministry of Trade and Industry
Industrial Research and Development Administration
Office of Chief Scientist

Jerusalem, 01-28-2010

Letter of Approval Number: 41737
(Fiscal regulation: 38020101)
Group: 13

To:
Silenseed Ltd.
Hadassa Ein-Karem – Terapia Geneti
Jerusalem 91120

Appendix to Letter of Approval

Compliance with Intellectual Property Laws

We have acknowledged your undertaking from 01.20.10 to comply with intellectual property laws as shall be practiced in Israel from time to time, that if you are convicted for violation of the intellectual property laws of Israel, by a final and un-appealable judgment in an Israeli court, we shall be entitled to terminate any benefit granted to you by the Industrial Research and Development Administration, including grant, loan, tax benefit or any other financial advantage, or any part of such benefit, and demand their return including interest and linkage differentials according to the law.

Sincerely,

/s/ Dr. Eli Ofer
Dr. Eli Ofer
The Chief Scientist